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                                AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS , INC.

                                               ARTICLES OF AMENDMENT

                  American Century Strategic Asset Allocations, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST:   The shares of each class of shares of the Corporation's stock identified below as a predecessor class of a series (each such class, a "Predecessor Class") are hereby reclassified as additional shares of the class identified below as the successor class of such series (each such class, a "Successor
Class"), as follows (the terms "series" and "class" having the meanings set forth in the charter of the
Corporation (the "Charter")):

1.       All issued and outstanding shares of each Predecessor Class are hereby reclassified into that number of shares of the corresponding Successor Class having a total net asset value equal to the total net asset value at the effective time of this amendment of the respective Predecessor Class shares;

2.       All authorized but unissued shares of each Predecessor Class are hereby reclassified as shares of the corresponding Successor Class; and

3.       The assets and liabilities previously allocated to each Predecessor Class are hereby reallocated to the corresponding Successor Class.

For purposes of this amendment, the Predecessor Classes and corresponding Successor Classes are as follows:

----------------------------------------------------- ---------------------------------- -----------------------------
                       SERIES                                 PREDECESSOR CLASS                SUCCESSOR CLASS
----------------------------------------------------- ---------------------------------- -----------------------------
----------------------------------------------------- ---------------------------------- -----------------------------
       Strategic Allocation: Aggressive Fund                       A Class                      Advisor Class
----------------------------------------------------- ---------------------------------- -----------------------------
----------------------------------------------------- ---------------------------------- -----------------------------
      Strategic Allocation: Conservative Fund                      A Class                      Advisor Class
----------------------------------------------------- ---------------------------------- -----------------------------
----------------------------------------------------- ---------------------------------- -----------------------------
         Strategic Allocation: ModerateFund                        A Class                      Advisor Class
----------------------------------------------------- ---------------------------------- -----------------------------

                  SECOND:  Effective immediately after the reclassifications set forth above, the Charter is hereby further amended to change the name of a class of common stock as set forth below:

----------------------------------------------------- -------------------------------- ----------------------------------
                       SERIES                                OLD NAME OF CLASS                 NEW NAME OF CLASS
----------------------------------------------------- -------------------------------- ----------------------------------
----------------------------------------------------- -------------------------------- ----------------------------------
       Strategic Allocation: Aggressive Fund                   Advisor Class                        A Class
----------------------------------------------------- -------------------------------- ----------------------------------
----------------------------------------------------- -------------------------------- ----------------------------------
      Strategic Allocation: Conservative Fund                  Advisor Class                        A Class
----------------------------------------------------- -------------------------------- ----------------------------------
----------------------------------------------------- -------------------------------- ----------------------------------
         Strategic Allocation: ModerateFund                    Advisor Class                        A Class
----------------------------------------------------- -------------------------------- ----------------------------------

                  THIRD:   The amendments to the Charter as set forth above in Article First have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.  The amendment to the Charter as set forth above in Article Second was approved by at least a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by
Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

                  FOURTH:  These Articles of Amendment shall become effective at 12:01 a.m. on December 3, 2007.

                  FIFTH:   The undersigned Senior Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Senior Vice President and attested by its Assistant Secretary this 27th day of
November, 2007.

ATTEST:                                                       AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.


_/s/ Otis H. Cowan__________                         By: /s/ Charles A. Etherington
Otis H. Cowan                                              Charles A. Etherington
Assistant Secretary                                        Senior Vice President

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